UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 7, 2013

PLUM CREEK TIMBER COMPANY, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-10239	91-1912863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

999 Third Avenue, Suite 4300 Seattle, Washington	98104-4096
(Address of Principal Executive Offices)	(Zip Code)

(206) 467-3600
Registrant's Telephone Number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14.d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5. Corporate Governance and Management
Item 5.07 Submission of Matters to a Vote of Security Holders
The company's 2013 Annual Meeting of Stockholders was held on May 7, 2013. Proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, to vote on three items of business: (1) a proposal to elect nine individuals to the company's board of directors for one-year terms expiring at the company's 2014 annual stockholder meeting; (2) a proposal to approve, on an advisory and non-binding basis, the company's executive compensation; and (3) a proposal to ratify, on an advisory and non-binding basis, the appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2013.
Required Vote
For each of the proposals, the vote standard is a majority of the votes cast “For” and “Against” the proposal. To be approved, the votes cast “For” the proposal must exceed the votes cast “Against” the proposal. Therefore, votes to abstain and broker non-votes have no effect on the outcome.
Vote Results
Following are the final vote results for each proposal submitted to a vote of the stockholders at the annual meeting.

Proposal 1 Nine individuals nominated by the company's board of directors for election to one-year terms expiring at the 2014 Annual Meeting of Stockholders were elected to the board. The final vote results were as follows:

Nominee	Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
Rick R. Holley	101,266,307	610,642	524,373	39,720,722
Robin Josephs	101,247,179	617,750	536,393	39,720,722
John G. McDonald	98,672,745	3,193,562	535,015	39,720,722
Robert B. McLeod	101,074,468	787,988	538,866	39,720,722
John F. Morgan Sr.	101,224,063	634,058	543,201	39,720,722
Marc F. Racicot	101,170,067	698,913	532,342	39,720,722
Lawrence A. Selzer	101,166,760	686,705	547,857	39,720,722
Stephen C. Tobias	99,340,886	2,499,238	561,198	39,720,722
Martin A. White	101,186,875	669,572	544,875	39,720,722

Proposal 2 The company's executive compensation was approved by the stockholders on a non-binding and advisory basis. The final vote results were as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
98,153,334	3,021,148	1,226,840	39,720,722

Proposal 3 The appointment of Ernst & Young LLP as the company's independent registered public accounting firm for 2013 was ratified by the stockholders on a non-binding and advisory basis. The final vote results were as follows:

Votes For	Votes Against	Votes to Abstain	Broker Non-Votes
139,890,040	1,444,722	787,282	0

Determination of Frequency of Future Executive Compensation Advisory Votes
At the company's 2011 Annual Meeting of Stockholders, the board of directors recommended, and approximately 86% of the stockholders voting on the proposal (not including 768,439 abstain votes) chose, to have the company hold executive compensation advisory votes (“Say on Pay”) on an annual basis until the next required advisory vote on frequency is held. In light of the foregoing, the company intends to hold the Say on Pay vote annually. The next advisory vote on frequency will be held at the company's 2017 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUM CREEK TIMBER COMPANY, INC.

By:	/s/ James A. Kraft
James A. Kraft
Senior Vice President, General Counsel and Secretary

DATED: May 9, 2013